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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): December 7, 2001

AREMISSOFT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25713 Commission File No.	68-0413939 (I.R.S. Employer Identification No.)
Two Meridian Crossings Minneapolis, MN (Address of principal executive offices)		55423 (Zip Code)
(612) 851-1900 (Registrant's telephone number, including area code)
(Former name or former address if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

Withdrawal of Audit Report.

    On December 4, 2001, AremisSoft Corporation (the "Company") filed a Form 8-K reporting a number of events, including the preliminary results of an internal investigation through which it was unable to substantiate approximately $90 million of consolidated revenue generated by its Emerging Markets Group ("EMG") in 2000. The Company noted that this, and other information derived from the investigation, caused it to expect that previously released prior period financial statements would require substantial adjustments and that those adjustments could result in substantial losses in prior periods.

    On December 7, 2001, PKF (the independent auditors that reported on financial statements of the Company at and for the years ended December 31, 1999 and 2000), notified the Company that the auditors' reports of PKF on such financial statements, as originally issued or as restated, must no longer be associated with such statements and that such auditors' reports should no longer be relied on.

Reduction in Workforce

    In an effort to consolidate past AremisSoft acquisitions and reduce expense for 2002, the Company is reducing its total workforce by approximately 12 percent, or about 150 workers, primarily from its Hospitality and Manufacturing Groups. The workforce reductions, which are being implemented in stages through early retirement, attrition and terminations, will be effective December 31, 2001.

Trading Activity

    The Company's common stock was delisted from the Nasdaq effective August 30, 2001 and does not qualify for listing on the Nasdaq's over the counter bulletin board or any other exchange. Nevertheless, the trading volume reported by pinksheets and other unregulated reporting services during the past week has been unusually high and the prices extremely volatile.

    The Company reminds investors that the Company has not filed or publicly released financial information regarding its financial position or results of operations for periods after March 31, 2001 and has indicated in previous filings that its previously released prior period financial statements may require substantial adjustments. Accordingly, investors are reminded that current trading in the Company's common stock is subject to a high degree of risk and is highly speculative for a number of reasons, including the following:

  •
  The Company is unable to substantiate the approximately $90 million of consolidated revenue reported by its Emerging Markets Group ("EMG") in 2000 or the expenses associated with the EMG or its Cyprus operations;

  •
  The Company has concluded that its acquisitions of e-nnovations.com, E-ChaRM India Pvt Ltd and Denon International Ltd, companies identified and evaluated by former executives in the EMG, were recorded at values not substantiated by information developed in an internal investigation;

  •
  The Company was able to confirm receipt of only $1.7 million from the National Health Insurance Fund of Bulgaria, while it had recognized in previously published financial statements a total of $7.1 million of revenue on these contracts during 2000;

  •
  Because the financial information relating to its Emerging Markets Group and Cyprus corporate subsidiary is unknown and unavailable to the Company, the Company has not filed recent financial statements or restated prior period financial statements, and is unable to predict when, or if, it will be able to file such statements;

  •
  The Securities and Exchange Commission filed suit against the Company and two former officers on October 5, 2001 alleging that the defendants overstated the value of the Company's contracts, revenues and recent acquisitions, and that the two former officers engaged in insider trading. The Company, without admitting or denying any of the allegations in the suit, consented to the entry of a preliminary injunction enjoining it from violating certain securities laws pending the outcome of the litigation. The court also ordered the assets from sale of Company common stock of the two former officers frozen and ordered those officers to repatriate the assets to the United States;

  •
  The Company is aware that the Office of the United States Attorney for the Southern District of New York is conducting an investigation related to the facts described above;

  •
  The Company is the subject of a class action lawsuit arising out of the announcement of the Bulgarian contract and other issues referenced above;

  •
  The Company's ongoing business is subject to the risks inherent in the software applications markets in which they function, including particularly the hospitality business and the manufacturing business.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AREMISSOFT CORPORATION

Date: December 19, 2001	/s/ David G. Latzke David G. Latzke, Chief Financial Officer

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SIGNATURES